UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2019

SITO MOBILE, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-37535	13-4122844
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ	07310
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (201) 275-0555

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SITO	The Nasdaq Capital Market

Item 1.02 Termination of a Material Definitive Agreement.

On December 19, 2019, SITO Mobile, Ltd. (the “Company”) received a written notice (the “MediaJel Notice”) from MediaJel, Inc. (“MediaJel”) alleging that the Company had materially breached that certain Agreement and Plan of Merger, dated as September 14, 2019 (the “Merger Agreement”), by and among MediaJel, the Company, MJ Acquisition Corp. and Jonathan Black, as the representative of the equityholders of MediaJel, which agreement was previously announced by the Company on September 19, 2019. The MediaJel Notice purported to terminate the Merger Agreement under Section 7.1(c) thereof and requested that the Company pay the Break Fee (as defined in the Merger Agreement) by the second business day following the date of the MediaJel Notice.

On December 27, 2019, the Company provided a written notice (the “SITO Notice”) to MediaJel alleging that MediaJel is in material breach of various provisions of the Merger Agreement, that MediaJel therefore had no right to terminate the Merger Agreement under Section 7.1(c) thereof and that the MediaJel Notice did not constitute an effective termination of the Merger Agreement. The SITO Notice did not acknowledge or agree to any alleged breach of the Merger Agreement by the Company and reserved all of SITO’s rights with respect to the Merger Agreement.

The Company and MediaJel are currently in discussions regarding an agreement to mutually terminate the Merger Agreement under Section 7.1(a) thereunder, pursuant to which no Break Fee would be payable by either party. Such a mutual termination will be announced when finalized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SITO MOBILE, LTD.
(Registrant)

Date: December 27, 2019	/s/ Thomas J. Pallack
Name: Thomas J. Pallack
Title: Chief Executive Officer